Exhibit 99.1

For Immediate Release:	Contact:	Kieran Caterina or Diane M. LaPointe
SVPs and Co-Chief Accounting Officers
(914) 921-5149 or 7763

For further information please visit
www.gabelli.com

GAMCO Investors, Inc. Reports Fourth Quarter and Full Year Results
•	AUM of $39.7 billion, up 3% year over year
•	Fourth Quarter Earnings of $1.07 per diluted share vs. $0.67 per diluted share
•	Operating income was $191.8 million in 2016 vs. $147.9 million in 2015
•	Full Year Earnings of $3.92 per diluted share

Rye, New York, February 7, 2017 – GAMCO Investors, Inc. (“GAMCO”) (NYSE: GBL) today reported financial results for the fourth quarter including revenues of $100 million, net income of $32.7 million and earnings of $1.07 per diluted share.  Full year revenues were $353.0 million, net income was $117.1 million and earnings were $3.92 per diluted share.

Financial Highlights
	Fourth Quarter				Full Year
($'s in 000's except AUM and per share data)	2016 (a)		2015		2016 (a)		2015

AUM - end of period (in millions)	$39,684		$38,659		$39,684		$38,659
AUM - average (in millions)	39,328		40,324		38,878		43,246

Revenues	84,650		86,661		337,579		376,561
Incentive fees	15,300		3,656		15,421		4,415
Total revenues	$99,950		$90,317		$353,000		$380,976

Operating income	52,031		33,102		191,796		147,949
Operating margin		52.1%		36.7%		54.3%		38.8%

Other expense, net	(1,462)		(5,153)		(9,569)		(8,924)

Income before income taxes	50,569		27,949		182,227		139,025
Effective tax rate		35.4%		35.9%		35.7%		37.2%

Income from continuing ops	32,692		17,925		117,121		87,299

Gain/(loss) from discontinued ops	-		1,642		-		(3,887)

Net income	32,692		19,567		117,121		83,412

Net income per fully diluted share - continuing ops	$1.07		$0.67		$3.92		$3.40
Gain/(loss) per fully diluted share - discontinued ops	$-		$0.06		$-		$(0.15)
Net income per fully diluted share	$1.07		$0.73		$3.92		$3.24

Weighted average diluted shares outstanding	31,241		26,813		30,170		25,711
Shares outstanding at December 31 (b)	29,463		29,821		29,463		29,821

(a) See page 4 for discussion of deferred compensation impact.
(b) Shares outstanding consist of 29,039 non-RSA shares and 424 RSA shares at December 31, 2016 and 29,268 non-RSA shares and 553 RSA shares at December 31, 2015.

Assets Under Management

				% Change From
	December 31,	September 30,	December 31,	September 30,	December 31,
	2016	2016	2015	2016	2015
Equities:
Open-end Funds	$13,462	$13,799	$13,811	(2.4%)	(2.5%)
Closed-end Funds	7,150	7,178	6,492	(0.4)	10.1
Institutional & PWM - direct	13,441	13,245	13,366	1.5	0.6
Institutional & PWM - sub-advisory	3,783	3,542	3,401	6.8	11.2
SICAV	50	42	37	19.0	35.1
Total Equities	37,886	37,806	37,107	0.2	2.1
Fixed Income:
Money-Market Fund	1,767	1,738	1,514	1.7	16.7
Institutional & PWM	31	37	38	(16.2)	(18.4)
Total Fixed Income	1,798	1,775	1,552	1.3	15.9
Total Assets Under Management	$39,684	$39,581	$38,659	0.3	2.7
Institutional & PWM - direct includes $290 million, $286 million and $226 million of Money Market Fund AUM at December 31, 2016,
September 30, 2016 and December 31, 2015, respectively.

Average AUM were $39.3 billion for the fourth quarter of 2016 versus $39.9 billion for the third quarter of 2016 and $40.3 billion for the fourth quarter of 2015.

Our fourth quarter 2016 AUM increased slightly to $39.7 from the $39.6 billion at September 30, 2016.  Market appreciation of $1.4 billion was offset by net outflows of $1.1 billion and distributions of $0.2 billion.

Revenues

-
Total revenues for the fourth quarter of 2016 were $100.0 million, compared with $90.3 million in the prior year, reflecting an increase in incentive fees of $11.6 million, offset slightly by a decline of $2.0 million in investment advisory fees based on a lower level of assets and a decline in distribution fees and other income.

-
Investment advisory fees, excluding incentive fees, were $73.6 million in the fourth quarter of 2016 versus $75.0 million in the fourth quarter of 2015.  Revenues from our open-end and closed-end funds tracked our average AUM in the funds and were $47.5 million.  Institutional and Private Wealth Management accounted for $25.3 million of the revenues in 2016 versus $25.4 million in 2015.

-
Incentive fees earned were $15.3 million and $3.7 million during the fourth quarter ended December 31, 2016 and December 31, 2015, respectively.  The majority of the increase was from the $7.3 million earned on closed-end fund preferred shares in 2016 versus none in 2015.

-	Distribution fees from our open-end equity funds and other income were $11.1 million for the fourth quarter 2016, down from $11.6 million in the prior year quarter.

Operating Income – Fourth Quarter – Operating margin 52.1% vs. 36.7%

Operating income, which is net of management fee expense, increased 57.1% or $18.9 million, to $52.0 million in the fourth quarter of 2016 versus $33.1 million in the prior year period.  An increase of $11.6 million in incentive fees and reduced variable compensation expense of $9.8 million were offset by lower non-incentive fee revenues of $1.5 million. The December 2015 Restricted Stock Units (“RSU”) agreement with our Chief Investment Officer reduced variable compensation by $14.7 million in the 2016 fourth quarter.  There was $4.2 million of incremental RSA expense in the fourth quarter of 2015 due primarily to the acceleration of certain RSAs.  After adjusting for removal of these items in the 2016 and 2015 periods, operating income was $37.3 million in both the fourth quarter of 2016 and 2015.  Operating margin after these adjustments decreased to 37.4% versus 41.3% in the prior year period.  See Notes to Non-GAAP measures on page 9 for further information.

Operating income before management fee was $55.2 million in the fourth quarter 2016 versus $36.2 million in the fourth quarter 2015.  Operating margin before management fee was 55.2% versus 40.1% in the fourth quarter of 2015.  After adjusting for the removal of the previously mentioned items in both the 2016 and 2015 periods, operating income before management fee was $41.5 million in the fourth quarter of 2016 as compared to $40.5 million in the fourth quarter of 2015 while operating margins before management fee was 41.5% vs. 44.8% in the prior year quarter.  See Notes on Non-GAAP measures on page 9 for further information.  Further information regarding Non-GAAP measures is provided in Notes on Non-GAAP Financial Measures and Table V included elsewhere herein.

Other expense

We recognized $1.5 million in net other expenses in the 2016 quarter versus net other expenses of $5.2 million in the fourth quarter of 2015, principally due to the Company’s participation in the shareholder-designated contribution program in 2015 resulting in an expense of $6.4 million.  In 2016 interest expense increased as the AC 4% PIK Note issued in November 2015 was outstanding for the entire quarter as was the 4.5% convertible note issued in August 2016, offset in part by the tender of $78 million of the Senior Notes in December 2015.  Investment income for 2016 decreased $2.8 million to $1.5 million in 2016 vs. $4.3 million in 2015.

Income Taxes

The Company’s effective tax rate (“ETR”) for the quarter ended December 31, 2016 was 35.4% versus 35.9% for the quarter ended December 31, 2015.  On a full year basis, the ETR for 2016 was 35.7% versus 37.2% for 2015.  The decrease in the full year ETR was primarily due to the reversal of tax accruals related to the closing out of a state audit.

Deferred compensation

The GAAP-mandated treatment of the December 2015 deferred compensation agreement materially contributed to the year over year fourth quarter 2016 results.  In 2016, certain variable compensation was in the form of RSUs determined by the volume-weighted average price of the Company’s Class A Stock.  Therefore, margins for the fourth quarter 2016 are not comparable with prior year periods.  Under GAAP, only 25% of this deferred compensation expense has been recognized in the current year with the remainder amortized as expense in 2017, 2018, and 2019.  Expressed another way the 2016 fourth quarter benefited from a reduction of 75% of the compensation, and each of the next three years  will, in turn, be impacted by an additional 25% of the deferred compensation from 2016.  The Board’s decision to grant these RSUs in December 2015 and thereby defer the cash payment of certain 2016 variable compensation until January 1, 2020 was to provide GAMCO with greater financial flexibility.

On an economic basis, there was $19.7 million of compensation subject to the deferred compensation agreement for the fourth quarter of 2016.  Of this amount, only $4.9 million was recorded under GAAP, with the remaining $14.8 million to be expensed over the vesting period. Additionally, in accordance with the deferred compensation agreement, the liability will fluctuate with the price of the GBL stock and as such we recorded a $1.1 million reduction to the deferred compensation liability at December 31, 2016.  Absent the deferred compensation arrangement during the fourth quarter of 2016, total compensation costs would have been $38.2 million, management fee expense was $4.1 million, income tax expense was $12.4 million, net income was $23.5 million and earnings per fully diluted share was $0.78.  On a full year basis, total compensation would have been $132.3 million, management fee expense would have been $14.3 million, income tax expense would have been $45.0 million, net income would have been $83.7 million and earnings per fully diluted share would have been $2.81.

The balance sheet is also impacted; the compensation payable at December 31, 2016 is only 25% of the full amount of the 2016 deferred compensation that will be due once the RSUs are fully vested.  At December 31, 2016, the amount of unrecognized compensation, which is not reflected on our balance sheet, was $53.5 million.

The following tables show a reconciliation of our results for the fourth quarter of 2016 and our balance sheet at December 31, 2016 between the GAAP basis and the non-GAAP adjusted basis of the deferred compensation (the RSU grant) described above.  We believe this adjusted measure, which removes the impact of the deferred compensation agreement, is useful in evaluating the ongoing operating results of the Company and increases the comparability of the results with prior periods.

Deferred Compensation Table I:
	For the three months ended December 31, 2016
		Impact of
	Reported	Deferred
	GAAP	Compensation	Non-GAAP

Total revenues	$99,950	$-	$99,950

Compensation costs	24,442	13,718	38,160
Distribution costs	11,403	-	11,403
Other operating expenses	8,932	-	8,932
Total expenses	44,777	13,718	58,495

Operating income before management fee	55,173	(13,718)	41,455

Other expense, net	(1,462)	-	(1,462)

Income before management fee and income taxes	53,711	(13,718)	39,993
Management fee expense	3,142	856	3,998
Income before income taxes	50,569	(14,574)	35,995
Income tax expense	17,877	(5,465)	12,412
Net income attributable to GAMCO Investors, Inc.	$32,692	$(9,109)	$23,583

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$1.12	$(0.31)	$0.81
Diluted	$1.07	$(0.27)	$0.78

Deferred Compensation Table II:

	For the year ended December 31, 2016
		Impact of
	Reported	Deferred
	GAAP	Compensation	Non-GAAP

Total revenues	$353,000	$-	$353,000

Compensation costs	86,572	45,734	132,306
Distribution costs	44,189	-	44,189
Other operating expenses	23,925	-	23,925
Total expenses	154,686	45,734	200,420

Operating income before management fee	198,314	(45,734)	152,580

Other expense, net	(9,569)	-	(9,569)

Income before management fee and income taxes	188,745	(45,734)	143,011
Management fee expense	6,518	7,782	14,300
Income before income taxes	182,227	(53,516)	128,711
Income tax expense	65,106	(20,069)	45,037
Net income attributable to GAMCO Investors, Inc.	$117,121	$(33,447)	$83,674

Net income per share attributable to GAMCO Investors, Inc.:
Basic	$4.01	$(1.15)	$2.87
Diluted	$3.92	$(1.07)	$2.81

Deferred Compensation Table III:

	December 31, 2016
		Impact of
	Reported	Deferred
	GAAP	Compensation	Non-GAAP

ASSETS

Other assets	$139,880	$-	$139,880
Income tax receivable	9,349	20,069	29,418
Total assets	$149,229	$20,069	$169,298

LIABILITIES AND EQUITY

Compensation payable	$42,384	$53,516	$95,900
Accrued expenses and other liabilities	39,537	-	39,537
Sub-total	81,921	53,516	135,437

5.875% Senior notes (due June 1, 2021)	24,120	-	24,120
4.5% Convertible note (due August 15, 2021)	109,835	-	109,835
4% PIK note (due November 30, 2020)	100,000	-	100,000
Total debt	$233,955	-	$233,955
Total liabilities	315,876	53,516	369,392

GAMCO Investors, Inc.'s stockholders' deficit	(166,647)	(33,447)	(200,094)

Total liabilities and equity	$149,229	$20,069	$169,298

The following table further illustrates the effect that the GAAP accounting for the compensation deferral will have on our results for 2017 through 2019. Please see the note regarding forward-looking information on page 15 of this release.

Effect of recording RSU on a GAAP basis:

	2016	2017	2018	2019

RSU expense	(53,516)	17,839	17,839	17,839

On December 23, 2016, it was announced that the Company and Mr. Gabelli agreed to enter into a new deferred compensation agreement for the period of January 1, 2017 to June 30, 2017.  Mr. Gabelli’s compensation for that period will be in the form of an RSU and will vest on July 1, 2018.  For GAAP accounting purposes, the compensation earned from January 1, 2017 to June 30, 2017 will be expensed ratably from January 1, 2017 to June 30, 2018.

Business and Investment Highlights

-
On December 1, 2016, the Company launched Gabelli Media Mogul (NYSE: MOGLC), its first in a series of actively managed, non-transparent exchange traded managed funds (“ETMFs”).  Gabelli Media Mogul will invest primarily in the media industry; specifically in companies that were spun-off from Dr. John Malone’s Liberty Media Corporation (“Liberty Media”) as constituted in 2001, including companies formed through subsequent mergers of those spin-offs and companies in which Liberty Media and its successors have invested.

-
On October 4, 2016, the Company announced that Katrina O’Leary joined GAMCO’s institutional team as Vice President, head of Consultant Relations.  Ms. O’Leary will launch a dedicated effort to develop the firm’s relationships with the global consulting community.  The role underscores GAMCO’s commitment to delivering superior risk adjusted returns and providing best in class client service in a rapidly changing investment environment.

-
On August 15, 2016, the Company issued a $110 million five year convertible note to Cascade Investment, L.L.C. in a private transaction.  The note has a coupon of 4.5% and is convertible into GBL Class A common stock at $55 per share.

-
On September 2, 2016, GAMCO completed the initial public offering of The Gabelli Go Anywhere Trust, the Company’s 15th closed-end fund.  This newly organized closed-end fund initially traded on the NYSE MKT as a $100 combination consisting of one preferred share at $40 and three common shares at $19 each under the symbol GGO.C.  This innovative offering demonstrates the flexibility of the closed-end fund structure.  Separate trading on the NYSE MKT for the common shares (“GGO”) and the Series A Preferred shares (“GGO.A”) commenced on November 2, 2016.

-	2016 was the first full year of advising the Bancroft and Ellsworth Growth and Income Funds. The Dinsmore team now manages over $350 million in AUM across three closed-end funds.

-	Net debt improved from $262.4 million at December 31, 2015 to $156.9 million at December 31, 2016.

Balance Sheet

We ended the quarter with cash and investments of $77.1 million and debt of $234.0 million.  We have $500 million available on our universal shelf registration.  Together with earnings from operations, the shelf provides us with flexibility to do acquisitions, lift-outs, seed new investment strategies, and co-invest, as well as to fund shareholder compensation, including share repurchases and dividends.

Shareholder Compensation

During the quarter ended December 31, 2016, we returned $2.4 million of our earnings to shareholders through stock repurchases.  We repurchased 81,841 shares at an average price of $29.18 per share for a total investment of $2.4 million.  Since our IPO, in February 1999, we have returned $1.9 billion in total to shareholders comprised of $1.0 billion of spin-offs, $488.6 million in the form of dividends and $438.8 million through stock buybacks of 9,901,340 shares.

On February 7, 2017, GAMCO’s Board of Directors declared a regular quarterly dividend of $0.02 per share payable on March 28, 2017 to its Class A and Class B shareholders of record on March 14, 2017.

About GAMCO Investors, Inc.

GAMCO Investors, Inc., through its subsidiaries, manages private advisory accounts (GAMCO Asset Management Inc.) and open-end funds and closed-end funds (Gabelli Funds, LLC).

NOTES ON NON-GAAP FINANCIAL MEASURES

A.
Operating income before management fee expense is used by management to evaluate its business operations.  We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the “Company”) as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table V.

B.
Adjusted operating income and adjusted operating income before management fee expense are used by management to evaluate its ongoing business operations.  We believe these adjusted measures, which remove these items, are useful in evaluating the ongoing operating results of the Company as the nature of these items reduces the comparability of the results with prior periods and is not indicative of results for future periods.

		4th Quarter		Full Year
		2016	2015	2016	2015
Operating income before management fee		$55,173	$36,220	$198,314	$163,452
Adjustments:
Add back:	Incremental RSA expense	-	4,244	-	5,910
	Costs to launch Closed-end fund	-	-	638	1,000
Deduct:	Variable compensation reduction from RSU	(13,718)	-	(45,734)	-
Adjusted operating income before management fee		41,455	40,464	153,218	170,362
Adjusted operating margin before management fee		41.5%	44.8%	43.4%	44.7%

		4th Quarter		Full Year
		2016	2015	2016	2015
Operating income		$52,031	$33,102	$191,796	$147,949
Adjustments:
Add back:	Incremental RSA expense	-	4,244	-	5,910
	Costs to launch Closed-end fund	-	-	638	1,000
Deduct:	Variable compensation reduction from RSU	(14,686)	-	(53,628)	-
Adjusted operating income		37,345	37,346	138,806	154,859
Adjusted operating margin		37.4%	41.3%	39.3%	40.6%

The Company reported Assets Under Management as follows (in millions):

Table I: Fund Flows - 4th Quarter 2016
				Fund
		Market		distributions,
	September 30,	appreciation/	Net cash	net of	December 31,
	2016	(depreciation)	flows	reinvestments	2016
Equities:
Open-end Funds	$13,799	$280	$(568)	$(49)	$13,462
Closed-end Funds	7,178	94	8	(130)	7,150
Institutional & PWM - direct	13,245	742	(546)	-	13,441
Institutional & PWM - sub-advisory	3,542	294	(53)	-	3,783
SICAV	42	1	7	-	50
Total Equities	37,806	1,411	(1,152)	(179)	37,886
Fixed Income:
Money-Market Fund	1,738	1	28	-	1,767
Institutional & PWM	37	-	(6)	-	31
Total Fixed Income	1,775	1	22	-	1,798
Total Assets Under Management	$39,581	$1,412	$(1,130)	$(179)	$39,684

Table II: Fund Flows - Full Year 2016
				Fund
		Market		distributions,
	December 31,	appreciation/	Net cash	net of	December 31,
	2015	(depreciation)	flows	reinvestments	2016
Equities:
Open-end Funds	$13,811	$1,483	$(1,737)	$(95)	$13,462
Closed-end Funds	6,492	713	445	(500)	7,150
Institutional & PWM - direct	13,366	1,646	(1,571)	-	13,441
Institutional & PWM - sub-advisory	3,401	608	(226)	-	3,783
SICAV	37	5	8	-	50
Total Equities	37,107	4,455	(3,081)	(595)	37,886
Fixed Income:
Money-Market Fund	1,514	4	249	-	1,767
Institutional & PWM	38	-	(7)	-	31
Total Fixed Income	1,552	4	242	-	1,798
Total Assets Under Management	$38,659	$4,459	$(2,839)	$(595)	$39,684

Table III

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Quarter Ended
	December 31,
	2016	2015

Investment advisory and incentive fees	$88,865	$78,696
Distribution fees and other income	11,085	11,621
Total revenues	99,950	90,317

Compensation costs	24,442	37,195
Distribution costs	11,403	11,897
Other operating expenses	8,932	5,005
Total expenses	44,777	54,097

Operating income before management fee	55,173	36,220

Investment income	1,483	4,304
Interest expense	(2,945)	(3,061)
Shareholder-designated contribution	-	(6,396)
Other expense, net	(1,462)	(5,153)

Income before management fee and income taxes	53,711	31,067
Management fee expense	3,142	3,118
Income before income taxes	50,569	27,949
Income tax expense	17,877	10,024
Income from continuing operations	32,692	17,925
Gain from discontinued operations, net of taxes	-	1,642
Net income attributable to GAMCO Investors, Inc.	$32,692	$19,567

Net income per share attributable to GAMCO Investors, Inc.:
Basic - Continuing operations	$1.12	$0.68
Basic - Discontinued operations	-	0.06
Basic - Total	$1.12	$0.74

Diluted - Continuing operations	$1.07	$0.67
Diluted - Discontinued operations	-	0.06
Diluted - Total	$1.07	$0.73

Weighted average shares outstanding:
Basic	29,062	26,547

Diluted	31,241	26,813

Actual shares outstanding (a)	29,463	29,821

Notes:
(a) Includes 424,340 and 553,100 of RSAs, respectively.
See GAAP to non-GAAP reconciliation on page 13.

Table IV

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Year Ended
	December 31,
	2016	2015

Investment advisory and incentive fees	$308,459	$329,965
Distribution fees and other income	44,541	51,011
Total revenues	353,000	380,976

Compensation costs	86,572	146,371
Distribution costs	44,189	51,990
Other operating expenses	23,925	19,163
Total expenses	154,686	217,524

Operating income before management fee	198,314	163,452

Investment income	3,105	6,108
Interest expense	(12,674)	(8,636)
Shareholder-designated contribution	-	(6,396)
Other expense, net	(9,569)	(8,924)

Income before management fee and income taxes	188,745	154,528
Management fee expense	6,518	15,503
Income before income taxes	182,227	139,025
Income tax expense	65,106	51,726
Income from continuing operations	117,121	87,299
Loss from discontinued operations, net of taxes	-	(3,887)
Net income attributable to GAMCO Investors, Inc.	$117,121	$83,412

Net income/(loss) per share attributable to GAMCO Investors, Inc.:
Basic - Continuing operations	$4.01	$3.43
Basic - Discontinued operations	-	(0.15)
Basic - Total	$4.01	$3.28

Diluted - Continuing operations	$3.92	$3.40
Diluted - Discontinued operations	-	(0.15)
Diluted - Total	$3.92	$3.24

Weighted average shares outstanding:
Basic	29,182	25,425

Diluted	30,170	25,711

Actual shares outstanding (a)	29,463	29,821

Notes:
(a) Includes 424,340 and 553,100 of RSAs, respectively.
See GAAP to non-GAAP reconciliation on page 13.

Table V
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2016					2015
	1st	2nd	3rd	4th		1st	2nd	3rd	4th
	Quarter	Quarter	Quarter	Quarter	Full Year	Quarter	Quarter	Quarter	Quarter	Full Year
Income Statement Data:

Revenues	$81,385	$83,944	$87,721	$99,950	$353,000	$99,806	$98,693	$92,160	$90,317	$380,976

Expenses	35,363	36,064	38,482	44,777	154,686	57,081	55,518	50,828	54,097	217,524

Operating income before
management fee	46,022	47,880	49,239	55,173	198,314	42,725	43,175	41,332	36,220	163,452

Investment income	591	605	426	1,483	3,105	541	638	625	4,304	6,108
Interest expense	(3,406)	(3,168)	(3,155)	(2,945)	(12,674)	(1,905)	(1,855)	(1,815)	(3,061)	(8,636)
Shareholder-designated
contribution	-	-	-	-	-	-	-	-	(6,396)	(6,396)
Other expense, net	(2,815)	(2,563)	(2,729)	(1,462)	(9,569)	(1,364)	(1,217)	(1,190)	(5,153)	(8,924)

Income before management
fee and income taxes	43,207	45,317	46,510	53,711	188,745	41,361	41,958	40,142	31,067	154,528
Management fee expense	1,080	1,133	1,163	3,142	6,518	4,135	4,194	4,056	3,118	15,503
Income before income taxes	42,127	44,184	45,347	50,569	182,227	37,226	37,764	36,086	27,949	139,025
Income tax expense	16,102	16,641	14,486	17,877	65,106	14,078	13,989	13,635	10,024	51,726
Income from continuing operations	26,025	27,543	30,861	32,692	117,121	23,148	23,775	22,451	17,925	87,299
Income/(loss) from discontinued
operations, net of taxes	-	-	-	-	-	1,628	326	(7,483)	1,642	(3,887)
Net income attributable to
GAMCO Investors, Inc.	$26,025	$27,543	$30,861	$32,692	$117,121	$24,776	$24,101	$14,968	$19,567	$83,412

Net income per share
attributable to GAMCO
Investors, Inc.:
Basic - Continuing operations	$0.89	$0.94	$1.06	$1.12	$4.01	$0.92	$0.95	$0.90	$0.68	$3.43
Basic - Discontinued operations	-	-	-	-	-	0.07	0.01	(0.30)	0.06	(0.15)
Basic - Total	$0.89	$0.94	$1.06	$1.12	$4.01	$0.99	$0.96	$0.60	$0.74	$3.28

Diluted - Continuing operations	$0.88	$0.93	$1.03	$1.07	$3.92	$0.91	$0.94	$0.89	$0.67	$3.40
Diluted - Discontinued operations	-	-	-	-	-	0.06	0.01	(0.30)	0.06	(0.15)
Diluted - Total	$0.88	$0.93	$1.03	$1.07	$3.92	$0.97	$0.95	$0.59	$0.73	$3.24

Weighted average shares outstanding:
Basic	29,247	29,234	29,185	29,062	29,182	25,132	25,065	24,947	26,547	25,425

Diluted	29,684	29,522	30,406	31,241	30,170	25,414	25,358	25,241	26,813	25,711

Reconciliation of non-GAAP
financial measures to GAAP:
Operating income before
management fee	46,022	47,880	49,239	55,173	198,314	42,725	43,175	41,332	36,220	163,452
Deduct: management fee expense	1,080	1,133	1,163	3,142	6,518	4,135	4,194	4,056	3,118	15,503
Operating income	$44,942	$46,747	$48,076	$52,031	$191,796	$38,590	$38,981	$37,276	$33,102	$147,949

Operating margin before
management fee	56.5%	57.0%	56.1%	55.2%	56.2%	42.8%	43.7%	44.8%	40.1%	42.9%
Operating margin after
management fee	55.2%	55.7%	54.8%	52.1%	54.3%	38.7%	39.5%	40.4%	36.7%	38.8%

Table VI
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	December 31,	December 31,
	2016	2015

ASSETS

Cash and cash equivalents	$39,812	$13,719
Investments	37,285	32,979
Receivable from brokers	453	1,091
Other receivables	50,756	37,252
Income tax receivable	9,349	6,787
Other assets	11,574	12,071

Total assets	$149,229	$103,899

LIABILITIES AND EQUITY

Payable to brokers	$66	$12
Income taxes payable and deferred tax liabilities	3,815	4,823
Compensation payable	42,384	24,426
Securities sold short, not yet purchased	-	129
Accrued expenses and other liabilities	35,656	41,739
Sub-total	81,921	71,129

5.875% Senior notes (due June 1, 2021)	24,120	24,097
4.5% Convertible note (due August 15, 2021)	109,835	-
4% PIK note (due November 30, 2020)	100,000	250,000
Loan from GGCP (due December 28, 2016)	-	35,000
Total debt	233,955	309,097
Total liabilities	315,876	380,226

GAMCO Investors, Inc.'s stockholders' deficit	(166,647)	(276,327)
Total deficit	(166,647)	(276,327)

Total liabilities and equity	$149,229	$103,899

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors  contained in our Form 10-K and other public filings.  Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.